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                                                                    EXHIBIT 99.2


 PARTICIPANTS IN TECNOL MEDICAL PRODUCTS, INC. EMPLOYEE STOCK OWNERSHIP PLAN SPECIAL MEETING OF STOCKHOLDERS OF TECNOL MEDICAL PRODUCTS, INC. - December 18, 1997

         The participant in the Tecnol Medical Products, Inc. Employee Stock Ownership Plan (the "Plan"), whose name and signature appear on the reverse side of this card, having received the Notice of Special Meeting of Stockholders and the related Proxy Statement/Prospectus for the special meeting of stockholders of Tecnol Medical Products, Inc., a Delaware corporation ("Tecnol"), to be held at The Hotel Crescent Court, Crescent Ballroom, 400 Crescent Court, Dallas, Texas, on December 18, 1997, at 10:30 a.m., hereby directs the trustees of the Plan (the "Trustees") or any two of them, to vote at such special meeting, and at any adjournments of such meeting, all shares of Tecnol common stock, par value $.001 per share, that have been allocated to the participant's Plan account, in the manner shown on the reverse side of this card.

PLEASE MARK, DATE, SIGN EXACTLY AS NAME APPEARS ON THE REVERSE SIDE OF THIS INSTRUCTION CARD AND RETURN THE CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)


 PARTICIPANTS IN TECNOL MEDICAL PRODUCTS, INC. EMPLOYEE STOCK OWNERSHIP PLAN
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. I DIRECT THE AFOREMENTIONED TRUSTEES TO VOTE ALL SHARES OF TECNOL COMMON STOCK ALLOCATED TO MY PLAN ACCOUNT AS FOLLOWS:

1. Approval and adoption of the Agreement and Plan of Merger, dated as of September 4, 1997, among Tecnol Medical Products, Inc., Kimberly-Clark Corporation, and Vanguard Acquisition Corp. and the transactions contemplated thereby.

                    FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]

2. I authorize the aforementioned Trustees to vote in their discretion on any other matters that may properly come before the special meeting or any adjournments thereof, subject to limitations set forth in applicable regulations under the Securities Exchange Act of 1934.

    The undersigned hereby revokes any direction heretofore given to vote with respect to the shares of Tecnol common stock allocated to the undersigned's Plan account and hereby ratifies and confirms all that the aforementioned trustees may lawfully do by virtue hereof.

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    Signature                                              Date

    NOTE:  PLEASE SIGN NAME EXACTLY AS NAME APPEARS ON THIS INSTRUCTION CARD.

                                SEE REVERSE SIDE